PROSPECTUS SUPPLEMENT                         This Prospectus Supplement
FOR THE PERIOD ENDING                         filed pursuant to Rule 424(b)(3),
MAY 31, 1997 TO                               relates to Registration Statement
PROSPECTUS DATED                              No. 33-57302-01 and the
JANUARY 26, 1993                              Prospectus dated January 26, 1993




                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                 Date of Report (Date of earliest event reported): June 16, 1997


                           DISCOVER CARD TRUST 1993 A
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                    0-21508                      Not Applicable
    (State of                  (Commission                    (IRS Employer
  organization)                File Number)                 Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                           19720
-------------------------------------------------------
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (302) 323-7826


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


                                  Page 1 of 13
                         Index to Exhibits is on page 4

Item 5. Other Events

On June 16, 1997 the Registrant made available the Monthly Certificateholders' Statement for the Due Period of May 1997, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.     Description

   21 Monthly Certificateholders' Statement for Discover Card Trust 1993 A related to the Due Period ending May 31, 1997.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              DISCOVER CARD TRUST 1993 A
                                  (Registrant)

                             By: DISCOVER RECEIVABLES FINANCING
                                 GROUP, INC.
                                 as originator of the Trust


                             By:        Birendra Kumar
                                 ----------------------------------
                                 Birendra Kumar
                                 Vice President and Treasurer


Date: June 16, 1997

                                  EXHIBIT INDEX

Exhibit No.     Description

21 Monthly Certificateholders' Statement for Discover Card Trust 1993 A related to the Due Period ending May 31, 1997.